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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 3, 2002



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)




                  849 E Stanley Blvd, #209 Livermore, CA. 94550
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 373-0374 not applicable
          (Former name or former address, if changed since last report)


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ITEM 5 - OTHER EVENTS
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In connection  with a complaint  filed on February 28, 2002 by Thomas F. Reiner,
Sr., ("Reiner") Chairman, CEO and President, against the Company for default under certain Notes and Security Agreements pursuant to the May 23, 1997 Secured Working Capital Credit Facility Agreement and as amended on August 2, 2001, the Superior Court of California, County of Almeda (the "Court") entered and ordered a default judgment against the Company. The Court ordered and adjudged that Reiner recover from the Company the total principal sum of $641,426.61. The Court further ordered and adjudged that Reiner recover from the Company all of the collateral as specifically described pursuant to UCC-1 Financing Statements filed in which Reiner has security interests. As a result of the Court order, the Company has no assets and has ceased operations. The Company continues to trade on the Over the Counter Bulletin Board, (OTCBB) symbol SPSG.OB. However, there can be no assurance that the Company will continue to have the resources to remain on the OTCBB.


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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date: May 3, 2002
                                         By  /s/     Thomas F. Reiner
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                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer